SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

   FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d)

  of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 1999

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a release dated October 26, 1999, Compaq Computer Corporation (NYSE: CPQ) announced worldwide revenue of $9.2 billion for the third quarter ended September 30, 1999. Total revenue for the quarter grew by 5 percent over the third quarter of 1998 and was down 2 percent sequentially. Net income for the third quarter was $140 million, or $0.08 per share. The reported results include previously announced restructuring and related charges of $868 million and a one-time gain of approximately $1.2 billion from the sale of a majority interest in AltaVista Company to CMGI. On an operational basis, net income for the quarter was $117 million or $0.07 per share. The news release is attached as Exhibit 99.

ITEM 7. Exhibits.

Exhibit 99 News Release dated October 26, 1999 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: October 27, 1999	By: /s/ Linda S. Auwers ________________________ Linda S. Auwers Vice President, Associate General Counsel and Secretary